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Exhibit 10.1

FIRST AMENDMENT
AND
WAIVER
TO
LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "First Amendment") is made and entered into as of October 11, 2002 by and among Holley Performance Products, Inc., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), the Lenders (as defined in the Loan Agreement referred to below) listed on the signatory pages hereof and Foothill Capital Corporation, a California corporation, in its capacity as arranger and administrative agent (the "Agent").

WITNESSETH:

        WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Loan and Security Agreement (the "Loan Agreement"), dated as of July 30, 2002;

        WHEREAS, on September 11, 2002 and September 25, 2002, (1) KHPP Holdings, Inc., a Delaware corporation ("KHPP"), issued promissory notes in favor of KHPP Acquisition Company II, L.P., a Delaware limited partnership ("KHPP Acquisition"), in an aggregate principal amount of $2,000,000 (the "Original KHPP Acquisition Notes"), and (2) Parent issued promissory notes in favor of KHPP in an aggregate principal amount of $2,000,000 (the "Original KHPP Notes," and, collectively with the Original KHPP Acquisition Notes, the "Original Notes");

        WHEREAS, as a condition to entering into this First Amendment, (1) KHPP Acquisition and KHPP shall have entered into the KHPP Acquisition Investment Documents (as defined in Section 2.01(a) hereof), pursuant to which KHPP shall have received (a) an aggregate amount of $7,500,000 in respect of issuing the Original KHPP Acquisition Notes and the KHPP Acquisition Note (as defined in Section 2.01(a) hereof) to KHPP Acquisition (the "KHPP Acquisition Debt Investment") and (b) an infusion of equity capital from KHPP Acquisition in an aggregate amount of $7,500,000 (collectively with the KHPP Acquisition Debt Investment, the "KHPP Acquisition Investment") and (2) KHPP and Parent shall have entered into the KHPP Investment Documents (as defined in Section 2.01(a) hereof), pursuant to which Parent shall have received (a) an aggregate amount of $7,500,000 in respect of issuing the Original KHPP Notes and the KHPP Note (as defined in Section 2.01(a) hereof) to KHPP (the "KHPP Debt Investment") and (b) an infusion of equity capital from KHPP in an aggregate amount of $7,500,000 (collectively with the KHPP Debt Investment, the "KHPP Investment");

        WHEREAS, as of October 9, 2002, Borrowers have the Availability set forth on the certificate attached hereto as Exhibit A; and

        WHEREAS, the Borrowers, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

        NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

        Section 1.    Definitions.    Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

        Section 2.    Amendments to Loan Agreement.    The Loan Agreement is hereby amended, effective as of the date this First Amendment becomes effective in accordance with Section 4 hereof, as follows:

          2.01    Amendments to Section 1.1.

            (a)  The following defined terms are hereby added to Section 1.1 of the Loan Agreement:

            "Investment Documents" means, collectively, the KHPP Investment Documents and the KHPP Acquisition Investment Documents.

            "KHPP Acquisition Investment Documents" means, collectively, the KHPP Acquisition Note, the KHPP Acquisition Note Documents, the KHPP Acquisition Preferred Stock Purchase Agreement and all documents, instruments and agreements from time to time delivered in accordance therewith or otherwise relating thereto.

            "KHPP Acquisition Note" means the promissory note issued by KHPP in favor of KHPP Acquisition in the original principal amount of $7,500,000, in form and substance satisfactory to Agent, dated as of October 11, 2002.

            "KHPP Acquisition Note Documents" means all documents, instruments and agreements from time to time delivered in accordance with or otherwise relating to the KHPP Acquisition Note.

            "KHPP Acquisition Preferred Stock Purchase Agreement" means that certain preferred stock purchase agreement between KHPP Acquisition and KHPP dated as of October 11, 2002, in form and substance satisfactory to Agent.

            "KHPP Investment Documents" means, collectively, the KHPP Note, the KHPP Note Documents, the KHPP Preferred Stock Purchase Agreement and all documents, instruments and agreements from time to time delivered in accordance therewith or otherwise relating thereto.

            "KHPP Note" means the promissory note issued by Parent in favor of KHPP in the original principal amount of $7,500,000, in form and substance satisfactory to Agent, dated as of October 11, 2002.

            "KHPP Note Documents" means all documents, instruments and agreements from time to time delivered in accordance with or otherwise relating to the KHPP Note.

            "KHPP Preferred Stock Purchase Agreement" means that certain preferred stock purchase agreement between KHPP and Parent dated as of October 11, 2002, in form and substance satisfactory to Agent.

            "Side Letter" means the side letter agreement dated as of October 11, 2002, in form and substance satisfactory to Agent, executed and delivered by Parent, Agent, KHPP Acquisition and KHPP.

            (b)  The definitions of "Base Rate Margin," "Base Rate Subline A Margin," Base Rate Subline B Margin" and Base Rate Subline C Margin" are hereby deleted in their entirety and the following new defined terms are inserted in replacement thereof:

            "Base Rate Margin" means 1.00; provided, however, that if Parent's EBITDA for fiscal year 2003 equals or exceeds $26,000,000, then, commencing on and as of the first day of the fiscal quarter of Parent next following the receipt by Agent of Parent's and its Subsidiaries' audited financial statements for fiscal year 2003 pursuant to Section 6.3(b), "Base Rate Margin" shall mean 0.75. The determination of EBITDA for purposes of this definition shall be based upon the fiscal year 2003 audited financial statements delivered to Agent pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements for fiscal year 2003 required pursuant to Section 6.3(b), then "Base Rate Margin" shall mean 1.00.

            "Base Rate Subline A Margin" means 2.00; provided, however, that if Parent's EBITDA for fiscal year 2003 equals or exceeds $26,000,000, then, commencing on and as of the first day of the fiscal quarter of Parent next following the receipt by Agent of Parent's and its Subsidiaries' audited financial statements for fiscal year 2003 pursuant to Section 6.3(b), "Base Rate Subline A Margin" shall mean 1.75. The determination of EBITDA for purposes of this definition shall be based upon the fiscal year 2003 audited financial statements delivered to Agent pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements for fiscal year 2003 required pursuant to Section 6.3(b), then "Base Rate Subline A Margin" shall mean 2.00.

            "Base Rate Subline B Margin" means 8.75; provided, however, that if Parent's EBITDA for fiscal year 2003 equals or exceeds $26,000,000, then, commencing on and as of the first day of the fiscal quarter of Parent next following the receipt by Agent of Parent's and its Subsidiaries' audited financial statements for fiscal year 2003 pursuant to Section 6.3(b), "Base Rate Subline B Margin" shall mean 8.50. The determination of EBITDA for purposes of this definition shall be based upon the fiscal year 2003 audited financial statements delivered to Agent pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements for fiscal year 2003 required pursuant to Section 6.3(b), then "Base Rate Subline B Margin" shall mean 8.75.

            "Base Rate Subline C Margin" means 2.00; provided, however, that if Parent's EBITDA for fiscal year 2003 equals or exceeds $26,000,000, then, commencing on and as of the first day of the fiscal quarter of Parent next following the receipt by Agent of Parent's and its Subsidiaries' audited financial statements for fiscal year 2003 pursuant to Section 6.3(b), "Base Rate Subline C Margin" shall mean 1.75. The determination of EBITDA for purposes of this definition shall be based upon the fiscal year 2003 audited financial statements delivered to Agent pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements for fiscal year 2003 required pursuant to Section 6.3(b), then "Base Rate Subline C Margin" shall mean 2.00.

            (c)  The definition of "Loan Documents" in Section 1.1 of the Loan Agreement is hereby amended by inserting the words ", the Side Letter," directly after the words "the Intercompany Subordination Agreement" and before the words "the Letters of Credit" in the fourth line thereof.

          2.02    Amendment of Section 3.2.    Section 3.2 of the Loan Agreement is hereby amended by deleting Section 3.2(d) in it entirety.

          2.03    Amendment to Section 6.    Section 6 of the Loan Agreement is hereby amended by inserting the following as new Section 6.18:

          "Section 6.18. Parent promptly will provide the Lenders with true and complete copies of any and all documents and other information delivered to any Person pursuant to, or in connection with, the Investment Documents."

          2.04    Amendment to Section 7.1.    Section 7.1 of the Loan Agreement is hereby amended by inserting the following as new Section 7.1(g) :

          "(g) Indebtedness owed to KHPP pursuant to the KHPP Note Documents, so long as such Indebtedness is (i) not secured by any of the assets or properties of any Borrower or the Guarantor and (ii) subject to the terms and provisions of the Side Letter."

          2.05    Amendment to Section 7.8.    Section 7.8(a) of the Loan Agreement is hereby amended by deleting Section 7.8(a) in its entirety and inserting the following new Section 7.8(a) in replacement thereof:

          "Except (i) as specifically permitted by the Side Letter or (ii) in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower prior to its scheduled maturity, other than the Obligations in accordance with this Agreement, and"

          2.06    Amendment to Section 7.14.    Section 7.14 of the Loan Agreement is hereby amended by inserting the words "the KHPP Investment Documents or" directly after the words "permitted by" and before the words "Section 7.11" in the first line thereof

          2.07    Amendment to Section of Loan Agreement with the heading "Securities Accounts."    The Section of the Loan Agreement with the heading "Securities Account" is hereby numbered as Section 7.19 of the Loan Agreement.

          2.08    Amendments to Section 7.19.

            (a)  Section 7.19 of the Loan Agreement is hereby renumbered as Section 7.20 of the Loan Agreement.

            (b)  Section 7.19(a)(i) of the Loan Agreement is hereby amended by deleting Section 7.19(a)(i) in its entirety and inserting the following new Section 7.20(a)(i) in replacement thereof:

    (i)
    Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of not less than the applicable Fixed Charge Coverage Ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Fixed Charge Coverage Ratio	Applicable Period
0.31:1	For the 12 month period ending June 30, 2003
0.66:1	For the 12 month period ending September 30, 2003
0.9:1	For the 12 month period ending December 31, 2003
1:1	For the 12 month period ending each fiscal quarter thereafter

          2.09    Amendments to Section 7.20.    Section 7.20 of the Loan Agreement is hereby renumbered as Section 7.21 of the Loan Agreement.

          2.10    Amendment to Section 7 of the Loan Agreement.    Section 7 of the Loan Agreement is hereby amended by inserting the following as new Sections 7.22 and 7.23:

            "Section 7.22.    KHPP Investment Documents.    Directly or indirectly amend, modify, alter or change any term or condition of any KHPP Investment Document."

            "Section 7.23.    Phase-II Environmental Report.    After January 1, 2004, Parent shall deliver a phase-II environmental report with respect to each parcel comprising the Real Property Collateral, within ninety (90) days after Agent's request, the scope of the report and the results thereof shall be acceptable to Agent."

          2.11    Amendment to Section 8 of the Loan Agreement.    Section 8 of the Loan Agreement is hereby amended by inserting the following as new Section 8.14:

            "Section 8.14.    If a default occurs under any Investment Document."

        Section 3.    Representations and Warranties.    In order to induce Agent and the Lenders to enter into this First Amendment, each of the Borrowers hereby represents and warrants that:

          3.01    No Default.    At and as of the date of this First Amendment and at and as of the Effective Date and both prior to and after giving effect to this First Amendment, no Default or Event of Default exists.

          3.02    Representations and Warranties True and Correct.    At and as of the date of this First Amendment and at and as of the Effective Date and both prior to and after giving effect to this First Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

          3.03    Corporate Power, Etc.    Such Borrower (i) has all requisite corporate power and authority to execute and deliver this First Amendment and the Side Letter and to consummate the transactions contemplated hereby and thereby and (ii) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this First Amendment and the Side Letter and the consummation of the transactions contemplated hereby and thereby.

          3.04    No Conflict.    Neither the execution and delivery of this First Amendment and the Side Letter, nor consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of such Borrower, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of such Borrower under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which such Borrower is a party or to which any of its properties or assets are subject, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

          3.05    Binding Effect.    This First Amendment and the Side Letter have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.06    Investment Documents.    Parent has delivered to the Lenders true and complete copies of the Investment Documents. All of the representations and warranties of KHPP, KHPP Acquisition, Parent and any Borrower in the Investment Documents are true and correct in all respects.

        Section 4.    Conditions.    This First Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of October 11, 2002 (the "Effective Date") upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

          4.01    Execution and Delivery of the First Amendment.    Each of the parties hereto shall have executed an original counterpart of this First Amendment and shall have delivered (including by way of facsimile transmission) the same to Agent.

          4.02    Execution and Delivery of the Side Letter.    Agent, KHPP Acquisition, KHPP and Parent shall have executed an original counterpart of the Side Letter and shall have delivered (including by way of facsimile transmission) the same to Agent.

          4.03    KHPP Acquisition Investment.    The KHPP Acquisition Investment shall have occurred on terms and conditions satisfactory to Agent, and Agent shall have been furnished with evidence, satisfactory to Agent and its counsel, of the KHPP Acquisition Investment having occurred.

          4.04    KHPP Investment.    The KHPP Investment shall have occurred on terms and conditions satisfactory to Agent, and Agent shall have been furnished with evidence, satisfactory to Agent and its counsel, of the KHPP Investment having occurred.

          4.05    Investment Documents.    The Investment Documents shall have been executed by all of the parties thereto, and Parent shall have delivered to Agent true and complete copies of the Investment Documents. Agent and its counsel shall have reviewed, and be satisfied in all respects with, the Investment Documents.

          4.06    Cancellation of Original Notes. The Original Notes shall have been cancelled and Agent shall have received satisfactory evidence that the Original Notes shall have been cancelled and are of no further effect.

          4.07    Delivery of Other Documents.    Agent shall have received all of the following, each duly executed and dated the date hereof, in form and substance reasonably satisfactory to Agent:

            (a)    Resolutions of the Borrowers.    Copies, duly certified by the secretary or assistant secretary of each Borrower of (i) resolutions of the Board of Directors of such Borrower authorizing or ratifying the execution and delivery of this First Amendment, the Side Letter and the performance of the transactions contemplated herein and therein, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this First Amendment.

            (b)    Incumbency Certificates.    Certificates of the secretary or assistant secretary of each Borrower certifying the names of the officers of such Borrower authorized to sign this First Amendment, the Side Letter and all other documents or certificates to be delivered hereunder or in connection herewith, together with the true signatures of such officers.

            (c)    Other.    All other such instruments, documents and agreements as Agent may reasonably request.

          4.08    Closing Fee.    The Borrower shall have paid to Agent, for the benefit of the Lenders (apportioned in accordance with each Lender's Pro Rata Share), a closing fee in the amount of $200,000.

          4.09    Compliance with Terms.    Each Borrower shall have complied in all respects with the terms of this First Amendment, the Side Letter and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith and therewith.

        Section 5.    Waiver.    Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agent and the Lenders hereby waives compliance with the provisions of the Loan Documents that prohibit Borrowers from entering into the Original Notes.

        Section 6.    General Confirmations and Amendments.

          6.01    Continuing Effect.    Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

          6.02    No Waiver.    This First Amendment is limited as specified and the execution, delivery and effectiveness of this First Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document.

          6.03    References.

            (a)  From and after the Effective Date, (i) the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this First Amendment and (ii) all of the terms and provisions of this First Amendment are hereby incorporated by reference into the Loan Agreement, as if such terms and provisions were set forth in full therein.

            (b)  From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

        Section 7.    Miscellaneous.

          7.01    Governing Law.    THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          7.02    Severability.    The provisions of this First Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this First Amendment in any jurisdiction.

          7.03    Counterparts.    This First Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          7.04    Headings.    Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

          7.05    Binding Effect; Assignment.    This First Amendment shall be binding upon and inure to the benefit of the Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of the Borrowers under this First Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

          7.06    Expenses.    The Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and legal assistants for Agent, Highbridge and HCM/Z Special Opportunites, LLC (who may be employees of Agent, Highbridge or HCM Special Opportunities, LLC, as applicable), incurred by Agent and Highbridge in connection with the preparation, negotiation and execution of this First Amendment, the Side Letter and any document required to be furnished herewith or therewith.

        [Signature pages follow]

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  Exhibit 10.1